EXHIBIT 5.1

                             S I R O T E
                                  &
                            P E R M U T T

                             [Letterhead]

                            July 24, 1995




  Bruno's, Inc.
  800 Lakeshore Parkway
  Birmingham, AL 35211


  Dear Sirs:

       We have acted as counsel to Bruno's, Inc., an Alabama corporation (the "Corporation"), in connection with the Corporation's Registration Statement on Form S-3 (File No. 33-60161) (the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended, relating to (i) debt securities, which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities") (collectively, the "Debt Securities"), (ii) warrants to purchase the Debt Securities (the "Debt Warrants"), (iii) shares of common stock of the Corporation, par value $0.01 per share (the "Common Stock"), (iv) warrants to purchase shares of Common Stock (the "Common Stock Warrants"), (v) Debt Securities and Common Stock which may be issued upon exercise of Securities Warrants (as defined below) and (vi) such indeterminate amount of Offered Securities (as defined below) as may be issued in exchange for or upon conversion of, as the case may be, the Offered Securities, with an aggregate initial public offering price of up to $750,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Corporation will not receive separate consideration for any Offered Securities that are issued in exchange for or upon conversion of, as the case may be, Offered Securities, or upon exercise of Securities Warrants. The Debt Warrants and Common Stock Warrants are hereinafter referred to collectively as the "Securities Warrants," and the Debt Securities, Common Stock and Securities Warrants are hereinafter referred to collectively as the "Offered Securities."

       The Offered Securities will be sold or delivered from time




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  to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").
  The Senior Debt Securities will be issued under an Indenture (the "Senior Debt Indenture") between the Company and First Trust of New York, as Trustee (the "Senior Debt Trustee"). The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Debt Indenture," together with the Senior Debt Indenture, the "Indentures") between the Company and Marine Midland Bank, as Trustee (the "Subordinated Debt Trustee;" together with the Senior Debt Trustee, the "Trustees"). The Indentures are included as exhibits to the Registration
  Statement.

       We have examined the Registration Statement and the form of each of the Indentures and the Securities. We have also examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Corporation, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

       In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. In addition, we have assumed that (i) a Prospectus Supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby; (ii) all Offered Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iii) a definitive purchase, underwriting or similar agreement and, to the extent applicable, a debt warrant agreement and a common stock warrant agreement, with respect to any Offered Securities, will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto; (iv) the Common Stock, when issued, will be authorized and issued in compliance with Section 234 of the Alabama Constitution, will be authorized pursuant to the articles of incorporation of the Corporation in accordance with Section 234 of the Alabama
  Constitution and Section 10-2B-6.01 of the 1975 Code of Alabama
  (the "Code"), and the issuance thereof and the consideration to be received therefor, will have been authorized, determined and approved by the Board of Directors of the Corporation pursuant to
  Section 10-2B-6.21 of the Code; (v) the Debt Securities, when issued, will be authorized and issued in compliance with Section
  234 of the Alabama Constitution, will have been authorized and approved by the Board of Directors of the Corporation; (vi) the Securities Warrants, when issued, will be duly authorized by the Board of Directors of the Corporation and, to the extent applicable, will be issued in accordance with Section 10-2B-6.24 of the Code;
  and (vii) any Debt Securities or Common Stock issuable upon


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  conversion, exchange or exercise of any Securities Warrants being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and will satisfy all conditions set forth in clause (iv) and (v) of this paragraph.

       Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

       1. With respect to the Debt Securities, when (i) the Indentures have been duly authorized and validly executed and delivered by the Corporation to the Trustees, (ii) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), (iv) the Board of Directors of the Company or, to the extent permitted by Alabama law, a duly constituted and acting committee thereof
  (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the Offering thereof and related matters, and (v) the Debt
  Securities have been duly executed and authenticated in accordance with the terms of the Indentures and delivered and sold as contemplated by the Registration Statement against receipt of adequate consideration therefor, the Debt Securities will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

       2. The shares of Common Stock have been duly authorized and (i) when the Registration Statement has become effective under the Act and (ii) when the shares of Common Stock in the form filed as an exhibit to the Registration Statement have been duly executed, countersigned and delivered and sold by the Corporation in the transactions contemplated by the Registration Statement and the consideration therefor has been received by the Corporation, such shares of Common Stock will be validly issued, fully paid and nonassessable.

       3.   The Securities Warrants have been duly authorized and,
  (i) when the Registration Statement has become effective under the Act, (ii) upon the execution and delivery of a debt warrant agreement or common stock warrant agreement, as the case may be, relating to such Securities Warrants in the form to be filed as an exhibit to the Registration Statement through the filing of a Current Report on Form 8-K, and (iii) when such Securities Warrants have been duly executed, countersigned, delivered and sold in the applicable form to be filed as an exhibit to the Registration Statement through the filing of a Current Report on Form 8-K and as contemplated by the Registration Statement against receipt of adequate consideration therefor, such Securities Warrants will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

       In rendering the opinions expressed herein, we have assumed without investigation that, with respect to each offer, issuance, sale, and delivery by the Corporation of Offered Securities and


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  each purchase by the purchasers thereof, (a) at the time thereof and at all times subsequent thereto, such offer, issuance, sale, delivery, and purchase did not violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree, in each case whether then or subsequently in effect; (b) at the time thereof and at all times subsequent thereto, the persons authorizing each such offer, issuance, sale, delivery or purchase, did not violate any fiduciary or other duty owed by them; (c) no event has taken place subsequent to any such offer, issuance, sale, delivery or purchase, or will take place which would cause any such offer, issuance, sale, delivery, or purchase, not to comply with any law, rule, regulation, order, judgement, decree, or duty, or which would permit the Corporation or any other party at any time thereafter to cancel, rescind, or otherwise avoid any such offer, issuance, sale, delivery or purchase; (d) there was no misrepresentation, omission, or deceit by the Corporation, or any such other party, in connection with any such offer, issuance, sale, delivery or purchase; (e) each offer, issuance, sale, delivery or purchase is governed by the laws of the State of Alabama; (f) each other party to such offer, issuance, sale, delivery or purchase,
  (i) had the power, authority, and the capacity to consummate such purchase, (ii) duly authorized such purchase, and each such transaction, (iii) has duly and validly taken all necessary corporate or other proceedings of the directors (or a committee of directors), stockholders, and all other bodies to authorize the purchase, and (iv) has not violated or breached any term of the certificate of incorporation, bylaws or other governing documents by any such purchase.

       Our opinion set forth in paragraphs 1 and 3 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith, fair dealing, and conscionability; and we are not rendering any opinion with respect to any provisions of the Debt Securities and Debt Warrants dealing with (a) choice of law, (b) severability, (c) exculpation,
  (d) indemnification and contribution, (e) arbitration, (f) restriction of available remedies or attempts to establish a remedy, and (g) release of unmatured claims.

       In accordance with the general polices of this law firm in rendering legal opinion, we have assumed for the purposes of the opinions expressed herein that no fraud exists with respect to any of the matters relevant to the opinions expressed herein, although we have no reason to believe that there exists any fraud which would render invalid the opinions expressed below.

            We are members of the Bar of the State of Alabama, and we do not express any opinion concerning any law other than the law of the State of Alabama and the Federal law of the United


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  States.  To the extent the opinions herein relate to matters governed by New York law, we rely on the opinion of Simpson Thacher & Bartlett dated as of July 18, 1995 and filed as an exhibit to the Registration Statement.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Opinions" in the Registration Statement.

                      Very truly yours,

                      SIROTE & PERMUTT, P.C.

                           FOR THE FIRM


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